Exhibit 99.1

ZIOPHARM Announces $30.9 Million “At-Market” Private Placement

NEW YORK, NY - February 16, 2007 - ZIOPHARM Oncology, Inc. (NASDAQ: ZIOP) announced today it has entered into definitive agreements with institutional investors to raise approximately $30.9 million in gross proceeds, before deducting placement agent fees and estimated offering expenses, in a private placement of units consisting of one share of common stock and a warrant to purchase 0.2 shares of common stock. The Company has entered into subscription agreements with these investors, with the purchase price per unit being equal to $5.225. At closing, the Company will issue approximately 5.9 million shares of common stock, and warrants to purchase approximately 1.2 million shares of common stock. The closing of the offering is subject to certain conditions, and is expected to occur on or around February 22, 2007.

Lead and new investors were Essex Woodlands Health Ventures and PTV Sciences. There was also significant participation from existing investors including ProQuest Investments, LB I Group Inc. (an affiliate of Lehman Brothers), Henderson Global Investors and two funds (Medical Biohealth Trends, Pharma/wHealth) advised by Medical Strategy from Germany. Oppenheimer & Co. Inc. served as lead placement agent and Paramount BioCapital, Inc. and Griffin Securities, Inc. served as co-placement agents for the offering.

Proceeds from the financing will be used primarily for ongoing clinical development of the Company’s three lead products, ZIO-101, ZIO-201, and ZIO-301 currently in phase I and/or phase II trials. The Company anticipates completing phase II trials with ZIO-101 and ZIO-201 followed by initiation of pivotal studies. Funds will also be used to advance ZIO-301 into phase II trials, and for general corporate purposes.

“We are extremely pleased and appreciative to have received such strong support from this premier group of new and existing investors.” commented Jonathan Lewis, M.D., Ph.D, Chief Executive Officer.

The securities have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About ZIOPHARM Oncology, Inc.

ZIOPHARM Oncology, Inc. is a biopharmaceutical company engaged in the development and commercialization of a diverse, risk-sensitive portfolio of in-licensed cancer drugs to address unmet medical needs. The Company applies new insights from molecular and cancer biology to understand the efficacy and safety limitations of approved and developmental cancer therapies and identifies proprietary and related molecules for better patient treatment. For more information, visit www.ziopharm.com.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements for ZIOPHARM Oncology, Inc. that involve risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurance that any of the Company's development efforts relating to its product candidates will be successful, or such product candidates will be successfully commercialized. Other risks that affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of the Company's product candidates, the risk that the results of clinical trials may not support the Company's claims, and risks related to the Company's ability to protect its intellectual property and its reliance on third parties to develop its product candidates. The Company assumes no obligation to update these forward-looking statements, except as required by law. For further risk factors see the Company's latest 10-KSB filed with the SEC.

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Investors:
ZIOPHARM Oncology, Inc.
Suzanne McKenna, Investor Relations,
646-214-0703
smckenna@ziopharm.com

Media:
Rx Communications
Tina Posterli
917-322-2565
tposterli@rxir.com